Exhibit 16.1

August 17, 2018

Securities and Exchange Commission
100 F Street, N.E.

Washington, D.C. 20549-7561

Re: Biocrude Technologies USA, Inc.

Dear Sirs/Madams:

We have read Item 4.01 of the Current Report on Form 8-K dated August 16, 2018 of Biocrude Technologies USA, Inc. and we agree with the statements made therein concerning our firm.

Very truly yours,

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS